Exhibit p(v) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                            Laffer Investments, Inc.

                                 CODE OF ETHICS

Pursuant to Rule 17j-1 under the Investment Company Act of 1940 ( Act ), the following Code of Ethics is adopted by Laffer Investments, Inc. ( Laffer Investments ), an investment adviser registered under the Investment Advisers Act of 1940 and a Tennessee corporation, for all funds for which Laffer Investments provides investment advisory services ( Laffer Funds ).

This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of Laffer Investments reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I. Definitions

A. Access Person

means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of Laffer Investments.

B. Advisory Person means (1) any employee of Laffer Investments (or of any company in a control relationship to Laffer Investments) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security (as defined in this Code of Ethics) by the Laffer Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to Laffer Investments who obtains information concerning recommendations made to the Laffer Funds with regard to the purchase or sale of a Security by the Laffer Funds.

C. Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

D. Control shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that control generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

E. A security held or to be acquired means: (1) any Security which, within the most recent 15 days: (a) is or has been held by the Laffer Funds; or (b) is being considered by Laffer Investments or the Laffer Funds for purchase by the Laffer Funds; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in clause (1) above.

F. An initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

G. Investment personnel means: (1) any employee of Laffer Investments (or any company in a control relationship to Laffer Investments) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Laffer Funds; and (2) any natural person who controls Laffer Investments or the Laffer Funds and who obtains information concerning recommendations made to the Laffer Funds regarding the purchase or sale of securities by the Laffer Funds.

H. A limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

I. Portfolio manager means an employee of Laffer Investments who is authorized to make investment decisions on behalf of the Laffer Funds.

J. Purchase or sale for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a Security.

K. Security shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

II. Legal Requirement

Rule 17j-1 under the Investment Company Act of 1940 makes it unlawful for Laffer Investments, as investment adviser of the Laffer Funds, or any affiliated person of Laffer Investments in connection with the purchase and sale by such person of a security held or to be acquired by the Laffer Funds:

(1) To employ any device, scheme or artifice to defraud the Laffer Funds;

(2) To make to the Laffer Funds any untrue statement of a material fact or omit to state to the Laffer Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Laffer Funds; or

(4) To engage in any manipulative practice with respect to the Laffer Funds.

To assure compliance with these restrictions, Laffer Investments adopts and agrees to be governed by the provisions contained in this Code of Ethics.


III. General Principles

Laffer Investments and each of its access persons shall be governed by the following principles:

A. No access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above;

B. The interests of the Laffer Funds and its shareholders are paramount and come before the interests of any access person or employee;

C. Personal investing activities of all access persons shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Laffer Funds and its shareholders; and

D. Access persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Laffer Funds and its shareholders.

IV. Substantive Restrictions

A. Blackout Periods. The price paid or received by the Laffer Funds for any investment should not be affected by a buying or selling interest on the part of an access person, or otherwise result in an inappropriate advantage to the access person. To that end:

(1) No access person shall enter an order for the purchase or sale of an investment which the Laffer Funds is, or is considering, purchasing or selling until the day after the Laffer Funds' transactions in that investment have been completed, unless the Compliance Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order of the access person will not affect the price paid or received by the Laffer Funds; and

(2) A portfolio manager of Laffer Investments may not buy or sell a Security within seven (7) days before or after the Laffer Funds trades in the Security.

B. Initial Public Offerings and Limited Offerings.

(1) No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Compliance Officer of Laffer Investments has authorized the transaction in advance.

(2) Investment personnel who have been authorized to acquire securities in a limited offering must disclose his or her interest if he or she is involved in the Laffer Funds consideration of an investment in such issuer. Any decision to acquire such issuer s securities on behalf of the Laffer Funds shall be subject to review by investment personnel with no personal interest in the issuer.

C. Acceptance of Gifts. Investment personnel must not accept gifts in excess of limits contained in the Conduct Rules of the National Association of Securities Dealers, Inc. from any entity doing business with or on behalf of Laffer Investments or the Laffer Funds.

D. Service on Boards. Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

E. Disgorgement. Any profits derived from securities transactions in violation of paragraphs IV.A-IV.B, above, shall be forfeited and paid to the Laffer Funds for the benefit of its or their shareholders. Gifts accepted in violation of paragraph IV.C shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of the Laffer Funds and its shareholders.

F. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

(1) Reinvestments of dividends pursuant to a plan;

(2) Transactions in instruments which are excepted from the definition of Security in this Code of Ethics.

(3) Transactions in which direct or indirect beneficial ownership is not acquired or disposed of;

(4) Transactions in accounts as to which an access person has no direct or indirect influence or control;

(5) Transactions in accounts of an access person for which investment discretion is not maintained by the access person but is granted to any of the following that are unaffiliated with Laffer Investments: a registered broker-dealer, registered investment adviser or other investment manager acting in a similar fiduciary capacity, provided the following conditions are satisfied:

(a) The terms of the account agreement ("Agreement") must be in writing and furnished to the Compliance Officer prior to any transactions;

(b) Any amendment to the Agreement must be furnished to the Compliance Officer prior to its effective date;

(c) The Agreement must require the account manager to comply with the reporting provisions of paragraph 2 of Section V.A; and

(d) The exemption provided by this Section IV.F(5) shall not be available for a transaction or class of transactions which is suggested or directed by the access person or as to which the access person acquires advance information.

(6) Transactions in Securities in connection with an employer sponsored or other tax qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month; and

(7) Transactions in Securities or other investments that are not permissible investments for the Laffer Funds.

V. Procedures

A. Reporting. In order to provide Laffer Investments with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of Laffer Investments shall submit the following reports in the forms attached hereto as Exhibits A-D to Laffer Investments Compliance Officer (or his or her delegate) showing all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(1) Initial Holding Report. Each access person shall disclose all personal Securities holdings to the appropriate compliance officer not later than 10 days after becoming an access person . The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

(a) the title, number of shares and principal amount of each Security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(b) the name of any broker, dealer or bank with whom the access person maintained an account in which any Securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(c) the date that the access person submitted the Initial Report.

(2) Quarterly Reports.

(a) Every access person shall report the information described below with respect to transactions in any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security. The Quarterly Report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Each access person shall submit a Quarterly Report for each quarter, including those quarters during which no Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibits B and C shall contain the following information:

1 the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

2 the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3 the price at which the transaction was effected;

4 the name of the broker, dealer or bank with or through whom the transaction was effected; and

5 the date that the access person submitted the Quarterly Report.

(b) With respect to any account established by an access person, in which any Securities were held during the quarter for the direct or indirect benefit of the access person, the access person shall include on the Quarterly Report the following information:

1 the name of the broker, dealer or bank with whom the access person established the account;

2 the date the account was established; and

3 the date that the access person submitted the Quarterly Report.

No such quarterly report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by Laffer Investments no later than 10 days after the end of each calendar quarter and/or information contained in Laffer Investments records.

(3) Annual Report. Each access person shall disclose all personal Securities holdings on an annual basis as of a date no more than 30 days before the Annual Report is submitted. The Annual Report shall be made on the form attached as Exhibit D and shall contain the following information:

(a) the title, number of shares and principal amount of each Security in which the access person had any direct or indirect beneficial ownership;

(b) the name of any broker, dealer or bank with whom the access person maintains an account in which any Securities are held for the direct or indirect benefit of the access person; and

(c) the date that the access person submitted the Annual Report.

B. Duplicate Copies. Each access person, with respect to each brokerage account in which such access person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such access person (a) duplicate copies of the broker's trade confirmation covering each transaction in Securities in such account and
(b) copies of periodic statements with respect to the account.

C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each access person of Laffer Investments who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto from each access person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

VI. Review and Enforcement

A. Review.

(1) The Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

(2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

B. Enforcement.

(1) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Laffer Funds. The Trustees, with the exception of any person whose transaction is under consideration, shall take actions as they consider appropriate, including imposition of any sanctions they consider appropriate.

(2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

C. Reporting to Board. No less frequently than annually, Laffer Investments shall furnish to the Laffer Funds Board of Trustees, and the Board must consider, a written report that:

(1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

(2)  Certifies  that  Laffer  Investments  has  adopted  procedures   reasonably
necessary to prevent access persons from violating this Code of Ethics.

VII. Records

Laffer Investments shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

o A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by Laffer Investments for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o A copy of each report to the Board shall be preserved by Laffer Investments for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

o Laffer Investments shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section IV.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VIII. Confidentiality

All reports of securities transactions and any other information filed with Laffer Investments pursuant to this Code of Ethics, shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission


                           ANNUAL CERTIFICATION OF

                           LAFFER INVESTMENTS, INC.

The undersigned hereby certifies on behalf of Laffer Investments, Inc. ( Laffer Investments ) to the Board of Trustees of Laffer Investments pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.C(2) of Laffer Investments Code of Ethics, that Laffer Investments has adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.

Date: ______________________

____________________________________

Compliance Officer


                       ANNUAL CERTIFICATE OF COMPLIANCE

Name (please print) ________________________

This is to certify that the attached Code of Ethics was distributed to me on _________, 2002. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with Laffer Investments, Inc., and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware. I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Signature ______________________________

Date __________________________________


                                  EXHIBIT A

                              Laffer Investments

                           Initial Holdings Report

To the Compliance Officer:

As of the below date, I held the following position in these Securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to Laffer Investments Code of
Ethics:

Security

No. of Shares

Principal Amount

Broker/Dealer or Bank Where Account is Held

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Date: _____________________________

Signature: _________________________


                                  EXHIBIT B

                              Laffer Investments

                        Securities Transaction Report

                        For the Calendar Quarter Ended

To the Compliance Officer:

During the quarter referred to above, the following transactions were effected in Securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Laffer Investments Code of Ethics:

Security (including interest and maturity date, if any)

Date of Transaction

No. of Shares

Principal Amount of Transaction

Nature of Transaction (Purchase,Sale, Other)

 Price

Broker/ Dealer or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Date: _________________________________

Signature:______________________________


                                  EXHIBIT C

                              Laffer Investments

                         Account Establishment Report

                        For the Calendar Quarter Ended

To the Compliance Officer:

During the quarter referred to above, the following accounts were established for Securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to Laffer Investments Code of Ethics:

Broker/Dealer or Bank Where Account Was Established

Date Account Was Established

Date Account Was Closed

Date: _____________________________________

Signature: __________________________________


                                  EXHIBIT D

                              Laffer Investments

                            Annual Holdings Report

To the Compliance Officer:

As of December 31, ___, I held the following positions in Securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to Laffer Investments Code of Ethics:

Security

No. of Shares

Principal Amount

Broker/Dealer or Bank Where Account is Held

This report is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Date: _________________________________

Signature: _____________________________

Name: _________________________________